Exhibit 10.12

WRITTEN DESCRIPTION OF THE

ANNUAL INCENTIVE PLAN OF

DONNELLEY FINANCIAL SOLUTIONS, INC.

WITH RESPECT TO THE PERIOD FROM

OCTOBER 1, 2016 TO DECEMBER 31, 2016

Pursuant to the Donnelley Financial Solutions, Inc. 2016 Performance Incentive Plan (the “2016 PIP”), the Compensation Committee approved a stub incentive plan (the “Stub Plan”), a subplan under the 2016 PIP, covering the period from October 1, 2016 to December 31, 2016 (the “Stub Plan Period”).  During the Stub Plan Period, 25% of the potential payout for all participants in the Stub Plan was based on a corporate financial target of non-GAAP adjusted EBITDA of $35.3 million.  Payouts for this financial portion started at 80% of the corporate financial target, with a Stub Period AIP payout of 80% and scale upward from 80% to 100% of target reflecting actual EBITDA generated as a percentage of target, with the corporate financial target needing to be attained to fund at 100%. The remaining 75% of the Stub Plan awards was based upon the achievement of transitional objectives for participants who were Vice Presidents and above, and individual performance for participants below the level of Vice President.  Payout for achievement of the transitional objectives was determined on a discretionary basis by the Compensation Committee based on progress achieved.